Exhibit 10.3

                            TELEBYTE TECHNOLOGY, INC.
                                270 Pulaski Road
                            Greenlawn, New York 11740


                                                                January 20, 1999

Mr. Joel Kramer
4 Sycamore Drive
Woodbury, New York 11797

                            Re: Termination Agreement

Dear Joel:

         This agreement (this "Termination Agreement") shall confirm the understanding between Telebyte Technology, Inc. (the "Company") and Joel A. Kramer (the "Employee") with respect to the termination of the Employee's employment with the Company. Both the Company and the Employee acknowledge and agree that all rights and obligations of the parties hereunder shall be governed by and subject to the following terms and conditions. This Termination Agreement is being executed and delivered by the Employee pursuant to the terms of that certain Stock Purchase Agreement dated January 20, 1999 by and between the Company and the Employee (the "Stock Purchase Agreement").



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     1.  Employment  Termination.  (a) The parties  acknowledge  and agree that, effective immediately (the "Termination Date"), the Employee's employment with the Company is hereby terminated in all capacities whatsoever. Accordingly, those agreements more fully described on Schedule 1 attached hereto and made a part hereof (collectively, the "Employment Agreements"), and any and all obligations of the Company to the Employee or for the Employee's benefit incurred prior to the date hereof, are hereby terminated and of no further force or effect, and neither the Employee nor the Company shall have any further liability or obligation thereunder. Without limiting the generality of the foregoing, the parties acknowledge and agree that the foregoing does not affect that certain Consulting Agreement of even date between the Company and the Employee (the "Consulting Agreement). Notwithstanding the foregoing, the Company is not, in any respect, released by the Employee for any liability or obligation to the Employee arising out of (i) any right of the Employee pursuant to the Company's By-Laws, Certificate of Incorporation or law, to be indemnified for his conduct as an officer, director or employee of the Company, (ii) any claim of the Employee arising out of the Employee's enforcement of his rights under the Stock Purchase Agreement, Consulting Agreement, this Termination Agreement and/or Agreement and Release contemplated to be entered into pursuant to the Stock Purchase Agreement, or (iii) any benefit plan maintained by the Company for its employees generally pursuant to which the Employee accrued benefits prior to the date of the Consulting Agreement. Notwithstanding the foregoing, the Employee is not released by theCompany for any liability or obligation to the Company arising out of the Stock Purchase Agreement, the Consulting Agreement, this Termination Agreement and/or Agreement and Release

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                  (b) Upon the  execution  of this  Termination  Agreement,  the
Company will transfer ownership of deferred compensation insurance policy to the Employee, free and clear of all liens and encumbrances, and the Employee shall assume, and hereby does assume, all obligations arising from or in connection with such policy accruing and/or payable on and after the date hereof.

     2. Resignation.   By  executing  this  Termination  Agreement,   effective
immediately, the Employee voluntarily and irrevocably resigns from all capacities and positions with the Company, including but not limited to the office of President and as a Director. The Employee understands and agrees that, from and after the date hereof, except as expressly provided herein, the Company shall have no obligation to the Employee, whether for compensation, payments, benefits or otherwise, arising under or relating to the Employee's employment with the Company, the termination thereof, the Employment Agreements, or otherwise.

     3. Accrued Vacation. Expense Reimbursement. The Employee acknowledges and agrees that the Employee has been paid for all accrued vacation time through the Termination Date and has been reimbursed for all costs and expenses that the Employee incurred at any time on behalf of the Company.

     4. Release Agreement. The Employee acknowledges that the Employee has, at least seven (7) days prior to the date hereof, executed and delivered to the Company an Agreement and Release (the "Release Agreement"). The Employee hereby acknowledges and confirms the representations, covenants and agreements made by the Employee in the Release Agreement, which Release Agreement is incorporated herein by reference in its entirety.

     5. Return of Property. Concurrently with the execution of this Termination Agreement, the Employee is returning (or has returned) to the Company all Company Property, as such term is defined in the Stock Purchase Agreement, in the Employee's possession. The Employee acknowledges and agrees that the Employee will be responsible for promptly reimbursing the Company for any charges and expenses that were not directly related to the Company's business and which were incurred by the Employee during the fifteen (15) days prior to the date hereof arising out of the use of any of the aforementioned property and which are discovered by the Company after the date hereof.

     6. Confidential Information. (a) (i) The Employee acknowledges and agrees that it is the policy of the Company to maintain as secret and confidential all valuable information, not otherwise available to the general public, heretofore or hereafter acquired, developed or used by the Company relating to its business, operations, employees and customers which may give the Company a competitive advantage in its industry (all such information is referred to herein as "Confidential Information"). Excluded from the term Confidential Information is information which


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is or becomes  generally  available  to the  public  other than as a result of a disclosure by the Employee or breach of an agreement of confidence. The Employee recognizes that, by reason of the Employee's employment with the Company, the
Employee   has  acquired   Confidential   Information.   The  Employee   further
acknowledges that such Confidential Information is the property of the Company and is of great value to the Company. The Employee confirms that it is necessary to protect the Company's goodwill, and, accordingly, hereby agrees that the
Employee  will  not,  directly  or  indirectly,   at  any  time,  use,  publish,
disseminate or otherwise disclose any Confidential Information. In furtherance of the foregoing, the Employee expressly waives and renounces any claims, and hereby assigns and transfers to the Company, free and clear of any and all liens or encumbrances, any and all of the Employee's right, title and interest, if any, in and to any and all Confidential Information, and the Employee hereby represents and warrants to the Company that the Employee has full legal right and capacity to effectuate such assignment and transfer.

     (ii) In the event that the Employee is requested or required (by oral questions, interrogatories, requests for information or document, subpoena or similar processes) by a court of competent jurisdiction or by a government agency to disclose any of the Confidential Information, it is agreed that the Employee will (i) promptly notify the Company in writing of the existence, terms and circumstances surrounding any such request and cooperate with the Company so that the Company may, in addition to any other rights or remedies it may have, seek an appropriate protective order; and (ii) consult with the Company on the advisability of taking steps to resist or narrow the request. If, in the absence of a protective order or the receipt of a waiver hereunder, the Employee is nonetheless, in the opinion of counsel, reasonably acceptable to the Company, legally required to disclose the Confidential Information, the Employee shall furnish only that portion of the Confidential Information as the Employee is advised by such legal counsel is legally required to be disclosed in order to prevent the Employee from being held liable for contempt or other censure or penalty.

                  (b) The Employee acknowledges and agrees further that the terms and conditions of this Termination Agreement constitute Confidential Information, and, therefore, the Employee shall not disclose any of such terms and conditions to any third party absent the prior written consent of the Company [except with regard to the Employee's spouse, immediate family or professional advisors (who the Employee shall advise of this agreement of confidence and who, prior to any such disclosure, shall agree to be bound by the terms hereof)]; provided, however, that the foregoing shall not restrict the Employee from advising any future employer of the Employee that the Employee is subject to certain restrictive covenants as set forth in Paragraph 7 hereof.



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     7.  Restrictive  Covenants.  (a)  Unless  the  Company  is in breach of its obligations under Section 3 of the Consulting Agreement which breach is not remedied by the Company within thirty (30) days of the Company's receipt of written notice thereof from the Employee hereunder, during the four (4) year period commencing with the date hereof, the Employee will not at any time, without the prior written approval of the Company, directly or indirectly, anywhere throughout the world, whether individually or as a principal, officer,
employee,  partner,  director,   shareholder,   member,  manager,  agent  of  or
consultant for any entity, except as expressly provided below (i) engage or participate in a business which is similar to or competitive with, directly or indirectly, that of the Company, and shall not make any investments in any such similar or competitive entity (except that the foregoing shall not prohibit the Employee from acquiring up to two (2%) percent of the outstanding capital stock of any such entity if the securities of such entity are listed on a national securities exchange or quoted on the Nasdaq system); (ii) except for Robert Kramer, cause or seek to persuade any director, officer, employee, customer, account, agent or supplier of the Company to discontinue the status, employment or relationship of such person or entity with the Company, or (including, without limitation, Robert Kramer) to become employed in any activity similar to or competitive with the activities of the Company; (iii) cause or seek to persuade any prospective customer or account of the Company (which during the year prior to the date hereof was actively being solicited by the Company) to determine not to enter into a business relationship with Company; (iv) except for Robert Kramer, hire or retain any director, officer or employee of the Company; or (v) solicit or cause or authorize to be solicited, for or on behalf of himself or any third party, any business which is competitive, directly or indirectly, with the Company from (a) others who are, or were within one (l) year prior to the date hereof, customers or accounts of the Company, or (b) any prospective customer or account of the Company which was then actively being solicited by the Company.

                  (b) Notwithstanding the foregoing, the Employee shall not be deemed to be in breach of any of the foregoing provisions of Section 7(a) hereof:



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          (i) by engaging in the design,  manufacturing,  promotion  and/or sale
          (even to customers of the Company) of data communications products which exclusively employ wireless communications as the transmission medium for transmitting information bearing signals between two or more communications products; and/or

          (ii) by engaging in the design, manufacturing, promotion and/or sale (even to customers of the Company) of data communications products which employ plastic fiber optic cables (where both core and cladding is plastic) as the transmission medium for transmitting information bearing signals between two or more communications products; provided
          (A) such products do not provide "acceptable" performance when used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, (B) such products are manufactured from designs which conform to the restrictions on designs, stated above, with regards to performance on glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, (C) such products are not promoted as devices to be used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products, and (D) such products are not sold to any customer on the basis that the Employee has communicated to the customer, in any oral, verbal, written or other manner, that the products can be used with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products.

          (iii) For purposes of Section 7(b)(ii) hereof the term "acceptable" shall mean that the device is capable of the delivery of data over a length of 500 meters or more of multimode 62.5/125 glass fiber optic cables transmission medium at a Bit Error Rate of 1 bit in


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          1,000,000 or less (Bit Error Rate being  measured by the  transmission of pseudorandom data known as the "511" test without the benefit of forward error correcting coding).

          (iv) It is understood that, if the Employee is in compliance with the above, then the Employee will not be held responsible by the Company for the use by any customer of such products with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products; provided that the Employee does not give post-sale support to enable the customer to use such products with glass fiber optic cables as the transmission medium for transmitting information bearing signals between two or more communications products.

          (v) For purposes of Section 7(b)(iv) hereof, the term "post-sale support" shall mean any oral, verbal, written communications or assistance in any manner rendered by the Employee to the customer.



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     8. Nondisparagement. The Company and the Employee, respectively, agree that neither shall make any statement, written or oral, to any officer, director, employee, consultant, agent, independent contractor, client, or potential client or customer of the other, or other person or entity, or otherwise in general to the public or business community, or take any action, directly or indirectly, that disparages or is likely to diminish the reputation of the other, or with respect to the Company, any officer, director, employee, consultant, agent or independent contractor of the Company, or which would adversely affect (i) the ability of any of the foregoing to obtain financing or otherwise enter into or
consummate  any  business  transaction,   or  (ii)  the  goodwill,  business  or
reputation of any of the foregoing.

     9. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law rules or principles.

         10.      Jurisdiction and Venue.

     (a) In the event that the courts of any one or more jurisdiction, county,province or governmental entity etc. (collectively "Jurisdictions") shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction as to breaches of such covenants as they relate to each Jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (b) The Employee hereby irrevocably consents and submits to the jurisdiction of all federal and state courts within the State of New York in connection with any matter relating to this Termination Agreement. Except as otherwise provided in Section 10(a), the Company and the Employee hereby agree that any claim or suit between them involving this Termination Agreement shall be brought in and decided by the State or federal courts located in either Nassau or Suffolk County, New York, and the Employee hereby irrevocably waives, to the fullest extent possible, the


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defense of forum non  conveniens  in the  maintenance  of any such claim or suit brought in any such jurisdiction.

     11. Entire Agreement. This Termination Agreement contains the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter hereof. No modification of this Termination Agreement shall be binding unless made in writing and signed by the party hereto sought to be charged.

     12. Binding Effect. This Termination Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives.

     13. Equitable Relief; Breach. The Employee acknowledges and agrees that, in the event the Employee shall violate or threaten to violate any of the restrictions of Paragraphs 6, 7 or 8 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity, it being understood that such remedy shall be in addition to any other remedies which the Company may have at law or in equity.

     14. Waiver; Severability. The waiver by either party of a breach of any provision of this Termination Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Termination Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Termination Agreement, and this Termination Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     15. Notices; Deliveries. Any notice, delivery or other communication required or permitted hereunder shall be sufficiently given if delivered by hand or sent by certified mail, return receipt requested, facsimile transmission or overnight mail or nationally recognized overnight courier, addressed as follows:

                  If to the Company:

                  270 Pulaski Road
                  Greenlawn, New York 11740
                  Attention: President
                  Telecopier Number: (516) 385-8184



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                  with a copy to:

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York  11554
                  Attention: Steven J. Kuperschmid, Esq.
                  Telecopier Number:  (516) 296-7111


                  If to the Employee:

                  4 Sycamore Drive
                  Woodbury, New York 11797
                  Telecopier Number: (516) 367-7296

                  with a copy to:

                  Rivkin Radler & Kremer
                  EAB Plaza
                  Uniondale, New York 11556-0111
                  Attention: Barry R. Shapiro, Esq.
                  Telecopier Number: (516) 357-3333

or such other address as shall be furnished in writing by either such party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

     16. Counterparts; Headings. This Termination Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. The headings contained in this Termination Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof.

     17. Legal Counsel. The Employee acknowledges and agrees that the Employee has been given an opportunity and has been encouraged by the Company to have counsel of the Employee's choice review this Termination Agreement, and that the Employee has read and understands this Termination Agreement and has signed it freely and voluntarily.


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     If this  Termination  Agreement  correctly  sets forth our  agreement  with respect to the subject matter contained herein, please so indicate by signing where indicated below and returning it to the Company at the address set forth above.

                                            Very truly yours,

                                            TELEBYTE TECHNOLOGY, INC.

                                            By:/s/ Kenneth S. Schneider
                                               --------------------------
                                               Kenneth Schneider, Vice-President

ACKNOWLEDGED AND AGREED:


/s/ Joel A. Kramer
----------------------------
Joel A. Kramer, Individually




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